                                                                    Exhibit 16.1

February 13, 2002

U.S. Securities and Exchange Commission
SEC Chief Accountant
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

We are  addressing  this letter in  connection  with the filing of a Form 8-K to reflect our  dismissal as principal  accountants  for  Sporting  Magic,  Inc., a
Delaware  corporation,  in compliance  with Item 304(a)(3) of Regulation S-B. We agree with the  statements  made by the Registrant in response to Item 304(a)(1)
Regulation S-B as set forth in the attached Form 8-K.

Sincerely,

s/s Farber & Hass LLP